 As filed with the Securities and Exchange Commission on March 31, 2022

Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

nCino, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	87-4154342
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

6770 Parker Farm Drive Wilmington, North Carolina	28405
(Address of Principal Executive Offices)	(Zip Code)
nCino, Inc. 2019 Amended and Restated Equity Incentive Plan
nCino, Inc. Employee Stock Purchase Plan
(Full Title of the Plans)
Pierre Naudé
President and Chief Executive Officer
nCino, Inc.
6770 Parker Farm Drive
Wilmington, North Carolina 28405
(888) 676-2466
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
This Registration Statement is being filed by nCino, Inc. (the “Registrant”) for the purpose of registering an additional 6,586,712 shares of Common Stock that were reserved, in the aggregate, for issuance under the 2019 Plan and the ESPP, with 5,488,927 shares of Common Stock reserved under the 2019 Plan and 1,097,785 shares of Common Stock reserved under the ESPP. This Registration Statement on Form S-8 hereby incorporates by reference the contents of the Registrant's prior Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on July 17, 2020 (SEC File No. 333-239907), as amended by the Post-Effective Amendment No. 1 to Form S-8 Registration Statement, and on March 31, 2021 (SEC File No. 333-254938), as amended by the Post-Effective Amendment No. 1 to Form S-8 Registration Statement, registering shares of Common Stock issuable under the 2019 Plan and the ESPP. This Registration Statement relates to securities of the same class as those to which the prior Registration Statements relate and is submitted in accordance with General Instruction E of Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the prior Registration Statements, as amended by the Post-Amendment No. 1 to Form S-8 Registration Statement, are incorporated herein by reference and made part of this Registration Statement, except for Items 3 and 8, which are being updated by this Registration Statement.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
All information required by Part I to be contained in the prospectus is omitted from this Registration Statement in accordance with the explanatory note to Part I of Form S-8 and Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”). Documents containing the information required by Part I of the Registration Statement will be sent or given to plan participants as specified by Rule 428(b)(1) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE
The Registrant hereby incorporates by reference in this Registration Statement the following documents and information previously filed with the Commission:
(1)The Registrant’s Annual Report on Form 10-K for the fiscal year ended January 31, 2022, filed with the Commission on March 31, 2022 (the "Annual Report");
(2)The Registrant’s Current Report on Form 8-K, filed with the Commission on February 14, 2022; and
(3)The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, filed with the Commission on July 10, 2020, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report for the purpose of updating such description, including Exhibit 4.11 to the Annual Report.
All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”). Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information disclosed by the Registrant under Items 2.02 or 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, that the Registrant has furnished, or may from time to time furnish, to the Commission is, or will be, incorporated by reference into, or otherwise included in, this Registration Statement.

ITEM 8.    EXHIBITS

Exhibit No.	Description
4.1
Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Form 8-K12B (No. 001-39380), filed with the Commission on January 10, 2022).

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant’s Form 8-K12B (No. 001-39380), filed with the Commission on January 10, 2022).
4.3
nCino, Inc. 2019 Amended and Restated Equity Incentive Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1 (No. 333-239335), filed with the Commission on July 6, 2020).

4.4	nCino, Inc. Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1 (No. 333-239335), filed with the Commission on July 6, 2020).
5.1*	Opinion of Sidley Austin LLP with respect to validity of issuance of securities.
23.1*	Consent of Independent Registered Public Accounting Firm.
23.2*	Consent of Sidley Austin LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on the signature page of the Registration Statement).
107*	Calculation of Registration Fee

*	Each document marked with an asterisk is filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wilmington, North Carolina, on the 31st of March, 2022.

nCino, Inc.
By:	/s/ Pierre Naudé
Pierre Naudé
President and Chief Executive Officer (Principal Executive Officer)
POWER OF ATTORNEY AND SIGNATURES
Each of the undersigned officers and directors of nCino, Inc. does hereby severally constitute and appoint Pierre Naudé, David Rudow, and April Rieger, and each of them acting alone, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Pierre Naudé	President and Chief Executive Officer; Director (principal executive officer)	March 31, 2022
Pierre Naudé

/s/ David Rudow	Chief Financial Officer and Treasurer (principal financial officer)	March 31, 2022
David Rudow

/s/ Jeanette Sellers	Vice President of Accounting (principal accounting officer)	March 31, 2022
Jeanette Sellers

/s/Steven Collins	Director	March 31, 2022
Steven Collins

/s/ Jon Doyle	Director	March 31, 2022
Jon Doyle

/s/ Jeffrey Horing	Director	March 31, 2022
Jeffrey Horing

/s/ Pam Kilday	Director	March 31, 2022
Pam Kilday

/s/ Spencer Lake	Director	March 31, 2022
Spencer Lake

/s/ Jeffrey Lunsford	Director	March 31, 2022
Jeffrey Lunsford

/s/ William Ruh	Director	March 31, 2022
William Ruh